UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Personalis, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11

PERSONALIS, INC.

6600 Dumbarton Circle

Fremont, California 94555

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2025

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Personalis, Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, May 16, 2025 at 9:00 a.m. Pacific Time virtually via live webcast at www.virtualshareholdermeeting.com/PSNL2025, for the following purposes:

1.
To elect the Board of Directors’ two nominees for Class III director named in the accompanying proxy statement to hold office until the Company’s 2028 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.
2.
To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
3.
To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.
4.
To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 20, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Karin Eastham
Karin Eastham
Chair of the Board of Directors

Fremont, California

April 3, 2025

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy that may be mailed to you, or vote over the telephone or via the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

i

PERSONALIS, INC.

6600 Dumbarton Circle

Fremont, California 94555

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

MAY 16, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”), because the Board of Directors (sometimes referred to as the “Board”) of Personalis, Inc., sometimes referred to as the “Company” or “Personalis,” is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 3, 2025 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 13, 2025. You will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.ProxyVote.com or call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

How do I attend the Annual Meeting?

The meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/PSNL2025 on Friday, May 16, 2025 at 9:00 a.m. Pacific Time. Information on how to vote online at the Annual Meeting is discussed below.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on May 16, 2025.

To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/PSNL2025 and enter the 16-digit Control Number. If you are a stockholder of record, your 16-digit Control Number can be found next to the label “Control Number” on your proxy card or voting instruction form, or in the email sending you the Proxy Statement. If your shares were, as of March 20, 2025, held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” (a “Beneficial Owner”) and the Notice is being forwarded to you by that organization. If your voting instructions form or Notice indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, as a Beneficial Owner, you are welcome to attend the Annual Meeting but you may not vote your shares unless you obtain a valid “legal proxy” from your bank, broker or other agent. Please contact your bank, broker or other agent (suggested at least five days before the Annual Meeting) to obtain a valid “legal proxy.”

If you have difficulty accessing the meeting, please call the number listed on the stockholder login page where technicians will be available to help you.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 20, 2025 will be entitled to vote at the Annual Meeting. On this record date, there were 88,308,207 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 20, 2025 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting, vote by proxy through the internet or by telephone, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy through the internet or by telephone as instructed below, or by completing a proxy card that you may request or that we may elect to deliver at a later time.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 20, 2025 your shares were held, not in your name, but rather by you as a Beneficial Owner, the Notice is being forwarded to you by the bank, broker or other agent that holds your shares in their account. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a Beneficial Owner, you have the right to direct your bank, broker or other agent regarding how to vote the shares in your account or to obtain a “legal proxy” in order to be able to participate in or vote at the Annual Meeting. However, if your voting instructions form or Notice indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, as a Beneficial Owner, you are welcome to attend the Annual Meeting but, since you are not the stockholder of record, you may not vote your shares unless you obtain a valid “legal proxy” from your bank, broker or other agent. Please contact your bank, broker or other agent (preferably at least five days before the Annual Meeting) to obtain a valid “legal proxy.”

For the Annual Meeting, how do we ask questions of management and the Board of Directors?

We plan to have a Q&A session at the Annual Meeting and will include as many appropriate stockholder questions as the allotted time permits. Stockholders may submit questions that are relevant to our business in advance of the Annual Meeting as well as live during the Annual Meeting. If you are a stockholder, you may submit a question in advance of the meeting at www.ProxyVote.com after logging in with your Control Number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/PSNL2025. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

If I miss the Annual Meeting, will there be a copy posted online?

Yes, a replay of the Annual Meeting webcast will be made available approximately 24 hours after the meeting and remain available for at least one year. The replay can be accessed by visiting www.virtualshareholdermeeting.com/PSNL2025.

Will a list of record stockholders as of the record date be available?

For the ten days ending the day prior to the Annual Meeting, a list of stockholders of record as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To make arrangements to examine the list of record holders, stockholders should send an email to investors@personalis.com.

What am I voting on?

There are three matters scheduled for a vote:

•
Proposal 1 – To elect our Board of Directors’ two nominees for Class III director named herein to hold office until our 2028 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.
•
Proposal 2 – To ratify the selection by the Audit Committee of the Board of Directors (the “Audit Committee”) of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
•
Proposal 3 – To approve, on a non-binding, advisory basis, the compensation of our named executive officers.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, you may either vote “For” both of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2 and Proposal 3, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the webcast of the Annual Meeting, vote by proxy through the internet or by telephone, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•
To vote at the Annual Meeting you must be present via live webcast. To vote through the internet during the meeting, go to www.virtualshareholdermeeting.com/PSNL2025. Follow the instructions and have the control number from the Notice.
•
To vote using the proxy card that may be mailed to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•
To vote through the internet before the meeting, go to www.ProxyVote.com.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on May 15, 2025 to be counted.
•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 15, 2025 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a Beneficial Owner, you should have received a Notice containing voting instructions from that organization rather than from Personalis. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice of Availability or voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so. See question above “Who can vote at the Annual Meeting?” for further instructions on voting your shares as a Beneficial Owner.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 20, 2025.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the internet, or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both of the nominees for director, “For” Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm, and “For” Proposal 3 – Approval, on a Non-Binding, Advisory Basis, the Compensation of the Company’s Named Executive Officers. If any other matter is properly presented at the meeting, your proxyholder will vote your shares using their best judgment.

If I am a Beneficial Owner and I do not provide my broker or bank with voting instructions, what happens?

If you are a Beneficial Owner of shares and your voting instruction form or Notice does not indicate that you may vote those shares and you do not obtain a valid legal proxy or instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. All brokers registered as members with the NYSE are subject to NYSE Rules and, accordingly, the NYSE Rules apply to the voting of all shares held in a brokerage account, including shares of a company like ours listed on The Nasdaq Global Market (“Nasdaq”). In this regard, the election of directors (Proposal 1) and approval, on a non-binding, advisory basis of the compensation of our named executive officers (Proposal 3) are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. However, the ratification of the selection of our independent registered public accounting firm (Proposal 2) is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2. We encourage you to provide voting instructions to your bank, broker or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other agent about how to submit your proxy to them at the time you receive this proxy statement.

If you are a Beneficial Owner of shares, in order to ensure your shares are voted in the way you would prefer, unless your voting instruction form or Notice indicates that you may vote those shares, you must obtain a valid “legal proxy” or provide voting instructions to your bank, broker or other agent by the deadline provided in the materials you receive from your bank, broker or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to Beneficial Owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
•
You may grant a subsequent proxy by telephone or through the internet.
•
You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 6600 Dumbarton Circle, Fremont, California 94555.
•
You may attend the live webcast of the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal 1, votes “For,” “Withhold” and broker non-votes; with respect to Proposal 2, votes “For” and “Against,” and abstentions; and with respect to Proposal 3, votes “For” and “Against,” abstentions and broker non-votes. We do not expect there to be any broker non-votes on Proposal 2.

Abstentions will be counted towards the vote total for Proposals 2 and 3 and will have the same effect as “Against” votes. Broker non-votes will be counted for purposes of determining the presence of a quorum and will have no effect on any proposal.

What are “broker non-votes”?

As discussed above, when a Beneficial Owner of shares does not receive a voting instruction form or Notice that indicates that you may vote those shares, obtain a valid “legal proxy” or give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 and Proposal 3 are considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with these proposals.

As a reminder, if you are a Beneficial Owner of shares, in order to ensure your shares are voted in the way you would prefer, unless your voting instruction form or Notice indicates that you may vote these shares, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank or other agent, or obtain a valid “legal proxy” to vote at the meeting.

How does the Board recommend that I vote and how many votes are needed to approve each proposal?

Proposal Number	Proposal Description	Board Recommendation	Vote Required for Approval	Effect of Withhold and Abstentions	Effect of Non-Broker Votes
1	Election of Class III Directors.	FOR all nominees	Nominees receiving the most “For” votes.	Under plurality voting, there are no abstentions. Withheld votes will have no effect.	None.

2	Ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR	“For” votes from the holders of a majority of shares present online or represented by proxy and entitled to vote on the matter.	Against.	Not applicable.*

3	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.	FOR	“For” votes from the holders of a majority of shares present online or represented by proxy and entitled to vote on the matter.	Against.	None.

* This proposal is considered to be “routine” and therefore no broker non-votes are expected for this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting online or represented by proxy. On the record date, there were 88,308,207 shares outstanding and entitled to vote. Thus, the holders of 44,154,104 shares must be present online or represented by proxy at the Annual Meeting to have a quorum.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chair of the Annual Meeting or the holders of a majority of shares present at the meeting online or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in our proxy materials for our 2026 Annual Meeting of Stockholders, your proposal must be submitted in writing by December 4, 2025 to our Corporate Secretary at 6600 Dumbarton Circle, Fremont, California 94555, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, if the 2026 Annual Meeting of Stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after May 16, 2026, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Pursuant to our Amended and Restated Bylaws (“Bylaws”), if you wish to submit a proposal (including a director nomination) at the 2026 Annual Meeting of Stockholders that is not intended to be included in our proxy materials, you must do so no earlier than January 16, 2026 and not later than February 15, 2026, provided, however, that if next year’s annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after May 16, 2026, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made.

You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation provides for a classified board of directors (“Board of Directors”) consisting of three classes of directors. Currently, Class I and Class III each consist of two directors, and Class II consists of three directors. Each class serves for a three-year term. Vacancies on our Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board of Directors currently is composed of seven directors. There are two directors whose term of office expires in 2025, each of which have been nominated for re-election as directors at the Annual Meeting.

Upon the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors (the “Nominating and Corporate Governance Committee”), our Board of Directors has nominated the two incumbent directors listed in the table below for election as directors at the Annual Meeting, both of whom have previously been elected by our stockholders. If the nominees listed below are elected, they will each hold office until the annual meeting of stockholders in 2028 and until each of their successors has been duly elected and qualified or, if sooner, until the director’s death, resignation or removal. Each of the nominees are currently serving on our Board of Directors and have consented to being named in this proxy statement and to serve if elected. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. All of our then-serving directors attended the Annual Meeting of our stockholders held in 2024.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director should serve on the Board of Directors. There are no family relationships among any of our executive officers or directors.

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
A. Blaine Bowman	78	2025	Director	2019
Karin Eastham	75	2025	Director, Chair of the Board	2019

(1)
As of March 20, 2025.

A. Blaine Bowman. Mr. Bowman has served on our Board of Directors since May 2019. Beginning in 2006, Mr. Bowman served on the board of directors of Solexa, Inc., a DNA sequencing company, until its sale to Illumina, Inc., a publicly traded biotechnology company and leader in DNA sequencing, in January 2007, after which Mr. Bowman continued to serve on the board of directors of Illumina, Inc. until May 2018. From July 2012 to December 2015, Mr. Bowman served on the board of directors of Altera Corporation, a publicly traded programmable logic devices company. From March 1977 to August 2005, Mr. Bowman served in various roles at Dionex Corporation, a publicly traded manufacturer of analytical instruments, including Chairman of the board of directors, President, and Chief Executive Officer, and he served on the board of directors until its sale to Thermo Fisher Scientific Inc. in May 2011. Mr. Bowman holds a B.S. in Physics from Brigham Young University and an M.B.A. from the Stanford Graduate School of Business. Mr. Bowman was selected to serve on our Board of Directors because of his experience in executive roles and his experience serving on the boards of directors of various instrumentation and biotechnology companies.

Karin Eastham. Ms. Eastham has served on our Board of Directors since September 2019. Ms. Eastham has served on the board of Veracyte, Inc., a publicly traded genomic diagnostics company, since December 2012. Ms. Eastham previously served as a member of the board of directors of Nektar Therapeutics, Inc., a publicly traded biopharmaceutical company, from September 2018 to June 2023; Geron Corporation, a publicly traded clinical stage biopharmaceutical company, from March 2009 to May 2023; and Illumina, Inc., a publicly traded biotechnology company and leader in DNA sequencing, from August 2004 to May 2019. From May 2004 to September 2008, Ms. Eastham served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of the Burnham Institute for Medical Research, a non-profit corporation engaged in biomedical research. Ms. Eastham holds a B.S. in Accounting and an M.B.A. from Indiana University and is a Certified Public Accountant (inactive). Ms. Eastham was selected to serve on our Board of Directors because of her expertise in financial and operations management and experience serving on the boards of publicly traded life science companies.

The Board of Directors Recommends

a Vote “For” Each of the Nominees Named Above.

Information About Our Continuing Directors

Set forth below are the names, ages, and length of service of the remaining members of our Board of Directors whose terms continue beyond the Annual Meeting.

Continuing Directors	Age (1)	Term Expires	Position(s) Held	Director Since
Olivia K. Bloom	56	2026	Director	2022
Christopher Hall	56	2027	President, Chief Executive Officer, and Director	2023
Woodrow A. Myers, Jr., M.D.	71	2026	Director	2021
Lonnie Shoff	66	2027	Director	2022
Kenneth J. Widder, M.D	72	2027	Director	2023

(1)
As of March 20, 2025.

The principal occupation, business experience, and education of each continuing director are set forth below.

Olivia K. Bloom. Ms. Bloom has served on our Board of Directors since March 2022. In September 2023, after a 29-year career with Geron Corporation, a publicly traded clinical stage biopharmaceutical company, Ms. Bloom retired as Executive Vice President, Chief Financial Officer and Treasurer. During that tenure, Ms. Bloom held several financial management positions, including Chief Accounting Officer and Controller, as well as lead several operational functions, including purchasing, information technology and investor relations. Ms. Bloom started her career in public accounting at KPMG International Limited and became a Certified Public Accountant in 1994. Ms. Bloom holds a B.S. in Business Administration from the University of California, Berkeley. Ms. Bloom was selected to serve on our Board of Directors because of her expertise in finance, accounting, and corporate governance and her experience as a senior female executive working for and with publicly traded life science companies.

Christopher Hall. Mr. Hall has served as our Chief Executive Officer and President since March 2023 and before that served as our Senior Vice President and Head, Diagnostics Business upon joining our company in October 2022. Mr. Hall has also served as a member of the Board of Directors since March 2023. From October 2020 to July 2022, Mr. Hall served as Chief Executive Officer of Naring Health, Inc., a medical research services company. From February 2010 to July 2019, Mr. Hall served as President, Chief Operating Officer, and Chief Commercial Officer at Veracyte, Inc., a publicly traded global diagnostics company. Mr. Hall holds a B.A. in Political Science and Economics from DePauw University and an M.B.A. from Harvard Business School. Mr. Hall was selected to serve on our Board of Directors because of the perspective and experience he brings as our Chief Executive Officer and his operating and management experience in the healthcare industry, particularly related to building out a clinical diagnostic business.

Woodrow A. Myers, Jr., M.D. Dr. Myers has served on our Board of Directors since March 2021. Dr. Myers serves as an Advisor to Lightspeed Venture Partners Inc., to the SCAN Group and to eHealth Inc. From May 2007 to December 2018, Dr. Myers served on the board of directors of Express Scripts Inc., a publicly traded health care company. From January 2018 to February 2019, Dr. Myers served as Chief Medical Officer and Chief Healthcare Strategist for Blue Cross Blue Shield of Arizona. He has also served as the Chief Medical Officer of Wellpoint Health Networks and Director of Healthcare Management for the Ford Motor Company. In the public sector he has served as the Health Commissioner of New York City and the State of Indiana. Since December 2015, Dr. Myers has served as Managing Director of Myers Ventures LLC, a healthcare consulting company. Dr. Myers holds a B.S. in Biology from Stanford University, an M.B.A. from Stanford Graduate School of Business, and an M.D. from Harvard Medical School. Dr. Myers was selected to serve on our Board of Directors because of his extensive experience in the healthcare industry, including in government and health policy roles.

Lonnie Shoff. Ms. Shoff has served on our Board of Directors since August 2022. Ms. Shoff served as President of Antech and Sound Diagnostics, a business unit of Mars Petcare, from April 2020 to December 2022. From September 2016 to April 2020, Ms. Shoff served as President of the Clinical Diagnostics Division at Thermo Fisher Scientific Inc. From September 2009 to May 2016, Ms. Shoff held various positions at Henry Schein, a publicly traded health care product distributor, including Chief Executive Officer of the Global Animal Health and Strategic Partnership Group and President of the Global Healthcare Specialty Group. Ms. Shoff also held positions of increasing responsibility including the Senior Vice President & General Manager of Molecular Diagnostic and Applied Science at Roche, a Swiss multinational healthcare company, from August 1988 to September 2009. Ms. Shoff holds a B.S. in Biology from Purdue University. Ms. Shoff was selected to serve on our Board of Directors because of her experience in operating and managing healthcare companies and her experience in executive roles in the life sciences industry.

Kenneth J. Widder, M.D. Dr. Widder has served on our Board of Directors since June 2023. Dr. Widder currently serves on the boards of QuidelOrtho Corporation and Evoke Pharma, Inc. and has over 40 years of experience working with biomedical companies, having previously served as a founder, director and/or chief executive officer of Sydnexis, Inc., OrphoMed, Inc., Sytera, Inc., NovaCardia, Inc., Santarus, Inc., and Molecular Biosystems Inc., and as a general partner at LVP Life Science Ventures (formerly Latterell Venture Partners) and Windamere Venture Partners. He holds an MD from Northwestern University and trained in pathology at Duke University. Dr. Widder was selected to serve on our Board of Directors because of his extensive industry and board experience with diagnostic and emerging healthcare companies.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies, and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on the Investors section of our website, www.personalis.com, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for our Audit, Compensation, and Nominating and Corporate Governance Committees, each as may be amended and/or restated to date. We believe that our corporate governance policies and practices, including the substantial percentage of independent directors on our Board of Directors and the appointment of an independent Chair of the Board of Directors, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure.

Board Composition and Experience

We believe in order to provide effective decision making and oversight of the Company, our Board of Directors’ experience, skill sets, perspectives, personal characteristics and backgrounds is integral. As set forth in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and our Board of Directors consider these factors and such other factors as they deem appropriate given the current needs of our Board of Directors and the Company in identifying director nominees. Our Nominating and Corporate Governance Committee and our Board of Directors believe that considering these factors is consistent with the goal of creating a board that best serves the needs of the Company and the interests of our stockholders and is composed of individuals with the experience, perspectives and backgrounds that align with the Company’s strategy.

Independence of the Board of Directors

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director, including consultation with our outside counsel to ensure our Board of Directors determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that none of our directors, other than Mr. Hall, has relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is otherwise “independent” as that term is defined under applicable Nasdaq listing standards. Mr. Hall is not considered independent because he currently serves as our President and Chief Executive Officer. In addition, our Board of Directors has determined that each member of the Audit Committee, Compensation Committee of our Board of Directors (the “Compensation Committee”), and Nominating and Corporate Governance Committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. In making these independence determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board of Directors Leadership Structure

The positions of Chair of the Board of Directors and Chief Executive Officer are currently separated. Ms. Eastham serves as our Chair of our Board of Directors and Mr. Hall serves as our President and Chief Executive Officer. We believe separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chair to lead our Board of Directors in its fundamental role of providing advice to and oversight of other members of management. Our Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer must devote to his position in the current business environment, particularly as our Board of Directors’ oversight responsibilities continue to grow.

Although our Bylaws and Corporate Governance Guidelines do not require that we separate the Chair and Chief Executive Officer positions, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time. Our Board of Directors recognizes that, depending on the circumstances, other leadership models, such as combining the role of Chair with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board of Directors may periodically review its leadership structure. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

Our Corporate Governance Guidelines provide that in the event that the Chair is not an independent director, our Board of Directors may designate one of the independent directors to serve as the Lead Independent Director. Specific roles and responsibilities of the Lead Independent Director, which are detailed in our Corporate Governance Guidelines, include:

•
presiding at all meetings of the Board of Directors at which the Chair is not present, including executive sessions of the independent directors;

•
acting as liaison between the independent directors and the Chief Executive Officer and Chair;
•
presiding over meetings of the independent directors;
•
consulting with the Chair in planning and setting schedules and agendas for meetings of the Board of Directors to be held during the year; and
•
performing such other functions as the Board of Directors may delegate.

As discussed above, except for our Chief Executive Officer, our Board of Directors is comprised of independent directors. The active involvement of these independent directors provides balance on the Board of Directors and promotes strong, independent oversight of our management and affairs.

Role of the Board of Directors in Risk Oversight

Our Board of Directors believes that risk management is an important part of establishing, updating, and executing on our business strategy. Our Board of Directors, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company. Our Board of Directors focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage, and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, cybersecurity, legal, and regulatory risks. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

The Audit Committee is responsible for overseeing our financial reporting process on behalf of our Board of Directors and reviewing with management and our auditors, as appropriate, our major financial risk exposures as well as our cybersecurity risk management processes, and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board of Directors. These committees provide regular reports to the full Board of Directors.

Expectations of Board Members

Director Orientation and Continuing Education

Directors are expected to stay abreast of our strategic plans, key policies and practices, and industry trends. Our Chief Legal Officer and Chief Financial Officer are responsible for assuring the orientation of new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in exercising their duties. The Board of Directors has approved a policy that provides for reimbursement of continuing education expenses for each director. In addition, the Company provides opportunities for directors to visit Company facilities in order to provide greater understanding of the Company’s business and operations.

Service on Other Boards

The Board of Directors recognizes that a director’s ability to fulfill his or her responsibilities as a member of the Board of Directors can be impaired if he or she serves on a large number of other boards or board committees. To that end, our Corporate Governance Guidelines provide that, unless approved by the Board of Directors, non-employee directors should generally serve on no more than four other public company boards and non-employee directors who are executive officers of other public companies should generally serve on no more than one other public company board. In selecting nominees for election (or for re-election, in the case of incumbent directors whose terms of office are set to expire), the Board of Directors takes into account the other demands on the time of a candidate.

Director Evaluation and Board, Committee, and Individual Director Self-Assessments

In order to help ensure that the current and future business needs of the Company are being served, the Nominating and Corporate Governance Committee facilitates annual Board and committee self-assessments, including director assessments of the performance of the Board of Directors as a whole, and director assessments of the performance of each committee on which he or she serves, and facilitates discussion among directors regarding the assessment results and any potential changes to the Company’s governance process indicated by the assessments.

Meetings of the Board of Directors

The Board of Directors met 16 times during 2024. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of 2024 for which he or she was a director or committee member.

Information Regarding Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2024 for each of these committees of the Board of Directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Olivia K. Bloom(1)	√*	√
A. Blaine Bowman	√	√*
Karin Eastham	√		√*
Christopher Hall
Woodrow A. Myers, Jr., M.D.		√	√
Lonnie Shoff		√
Kenneth J. Widder, M.D.			√
Number of Meetings	4	4	4

* Committee Chair

(1)
Ms. Bloom was appointed as a member of the Compensation Committee, effective as of the 2024 Annual Meeting of Stockholders.

Below is a description of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The written charters of the committees are available to stockholders on the Investors section of our website at www.personalis.com. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Audit Committee currently consists of Mses. Bloom and Eastham and Mr. Bowman, each of whom our Board of Directors has determined satisfies the independence requirements under the Nasdaq listing rules and Rule 10A-3(b)(1) of the Exchange Act. The Chair of our Audit Committee is Ms. Bloom. Our Board of Directors has determined that each of Mses. Bloom and Eastham and Mr. Bowman is an “audit committee financial expert” within the meaning of the SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with the applicable Nasdaq listing standards. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of her or his employment in the corporate finance sector. The functions of this committee include:

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helping our Board of Directors oversee our corporate accounting and financial reporting processes;
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managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing related person transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal control over financial reporting procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law;
•
approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm; and
•
assessing and providing oversight to management relating to the identification and evaluation of major strategic, operational, regulatory, compliance and external risks inherent to our business, including cybersecurity risks and other risks related to data privacy and information technology.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Respectfully submitted, The Audit Committee of the Board of Directors Olivia Bloom (Chair) A. Blaine Bowman Karin Eastham

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee currently consists of Mr. Bowman, Ms. Bloom, Dr. Myers and Ms. Shoff. The Chair of our Compensation Committee is Mr. Bowman. On April 1, 2024, our Board of Directors appointed Ms. Bloom as a member of our Compensation Committee, effective as of the 2024 Annual Meeting of Stockholders. Our Board of Directors has determined that each of Mr. Bowman, Dr. Myers and Mses. Bloom and Shoff are independent under the applicable Nasdaq listing standards. The functions of this committee include:

•
reviewing and approving, or reviewing and recommending to our Board of Directors for approval, the compensation of our Chief Executive Officer, other executive officers, and certain other members of senior management;
•
reviewing and recommending to our Board of Directors the compensation of our directors;
•
administering our equity incentive plans and other benefit programs, and our recoupment policy;
•
reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management; and
•
reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our management and Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), the Compensation Committee’s independent compensation consultant. The Compensation Committee meets regularly in executive session without management. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities, and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting, or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Aon as a compensation consultant. The Compensation Committee requested that Aon review industry-wide compensation practices and trends to assess the competitiveness of our executive and non-employee director compensation programs.

As part of its engagement, Aon was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group, to evaluate our equity compensation policies and practices, examine executive severance, provide information on governance and market trends in addition to performing an independent review of compensation for our non-employee directors. As needed, Aon provided various policy reviews and recommendations as input into the Compensation Committee’s discussions and decisions. Aon met with the Compensation Committee in executive session, as requested, in support of the Compensation Committee’s responsibilities. The Compensation Committee following its discussions and deliberations, makes recommendations as needed to the Board of Directors to approve certain matters.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Ms. Eastham and Drs. Myers and Widder. The Chair of our Nominating and Corporate Governance Committee is Ms. Eastham. Our Board of Directors has determined that each of Ms. Eastham and Drs. Myers and Widder are independent under the applicable Nasdaq listing standards. The functions of this committee include:

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identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on our Board of Directors;
•
considering and making recommendations to our Board of Directors regarding the composition and chairs of the committees of our Board of Directors;
•
developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and
•
overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management; having sufficient time to devote to the affairs of the Company; demonstrating excellence in his or her field; having the ability to exercise sound business judgment; having experience as a board member or executive officer of another publicly held company; having a diverse personal background, perspective, and experience; and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of Personalis, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers experience, personal characteristics, backgrounds, skills, and such other factors as it deems appropriate, given the current needs of the Board of Directors and Personalis, to maintain a balance of skills, knowledge, experience, perspectives and capability that align with the Company’s strategy. The Nominating and Corporate Governance Committee believes that it is important that directors represent diverse viewpoints.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Personalis during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee uses its resources to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 6600 Dumbarton Circle, Fremont, California 94555. Submissions must include, among other items required by our Bylaws, the name, age, business address and residence address of the proposed nominee; the principal occupation or employment of such nominee; the class and number of shares of each class of capital stock of Personalis that are owned of record and beneficially by the proposed nominee; the date or dates on which such shares were acquired and the investment intent of such acquisition; a statement whether the proposed nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors; and such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected).

Stockholder Communications With the Board of Directors

Our Board of Directors believes that stockholders should have an opportunity to communicate with the Board of Directors, and efforts have been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that our responsiveness to stockholder communications to the Board of Directors has been excellent. Stockholders wishing to communicate with the Board of Directors or an individual director may send a written communication to the Board of Directors or such director c/o Personalis, Inc., 6600 Dumbarton Circle, Fremont, California 94555, Attn: Corporate Secretary. The Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening, or similarly inappropriate, in which case the Corporate Secretary shall discard the communication.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. The full text of our Code of Business Conduct and Ethics is posted on the Investors section of our website at www.personalis.com. Annually, the Audit Committee of our Board of Directors reviews and assesses the adequacy of our Code of Business Conduct and Ethics and recommends any proposed changes to our Board of Directors for approval. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above.

Corporate Governance Guidelines

As part of our Board of Directors’ commitment to enhancing stockholder value over the long term, our Board of Directors has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of the Company and to assist our Board of Directors in the exercise of its responsibilities. Our Corporate Governance Guidelines cover, among other topics, board composition and structure, board membership criteria, director independence, board and board committee assessments, committees of the Board of Directors, board access to management and outside advisors, and director orientation and education. The Corporate Governance Guidelines, as well as the charters for each committee of the Board of Directors, may be viewed on the Investors section of our website at www.personalis.com.

Sustainability and Corporate Responsibility

Environment

We are committed to conducting business in a way that considers our environment and the Earth’s changing climate, and that is also consistent with providing a high state of wellness and success for our employees and other stakeholders. To date, we have incorporated environmentally sustainable practices into certain of our facilities and operations, and we plan to invest in more of these practices as we continue to grow. Our approach is to foster growth and longevity and to create long-term value by considering every dimension of how we operate – ethical, economic, and environmental. Through this plan, we strive to contribute to bettering our world by making a positive impact on people and the planet.

Our People

We recognize that our employees are both our most valuable asset and our most important investment. The success of our organization is reliant upon each individual’s significant contribution to our corporate culture and goals. Our core company values include striving to be:

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Patient-centric
•
Teachers
•
Learners
•
Execution-oriented
•
Inclusive

At a foundational level, employees receive training related to workplace safety and emergency preparedness, awareness and expectations of inclusion, required data protection, and other regulatory matters. We offer competitive total rewards programs, ongoing training and development, and a commitment to the safety and health of our employees. We also practice a commitment to diversity by including broader outreach and sourcing for candidates for new roles as well as education and a visible commitment to diversity and inclusion internally.

An engaged workforce with skills specific to our needs is critical for our successful growth in a competitive market and sector. We regularly benchmark our compensation and benefits by geography, industry (life sciences), and by role to ensure we maintain our status as an employer of choice in these areas. Our turnover rates over the last three years have been consistent with such benchmarks. Reports of our position relative to the benchmarks are reported to management and our Compensation Committee on a periodic basis.

Insider Trading Policy; Prohibitions on Hedging, Pledging and Short-Term Speculative Transactions

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended 2024. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.

Our Insider Trading Policy prohibits our employees, directors, or designated consultants (or any other person subject to the policy) who are aware of material nonpublic information relating to Personalis from:

•
engaging in short sales, transactions in put options, call options or other derivative securities on an exchange or in any other organized market, or in any other inherently speculative transactions with respect to Personalis’ common stock;
•
engaging in transactions that use financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds; and
•
holding Personalis’ common stock in a margin account or otherwise pledging Personalis’ common stock as collateral for a loan.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO USA, P.C. has audited our financial statements since 2023. Representatives of BDO USA, P.C. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, P.C. as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of BDO USA, P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

The Board of Directors Recommends

a Vote “For” Proposal 2.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Personalis for the years ended December 31, 2024 and 2023, by BDO USA, P.C., our independent registered public accounting firm.

	Year Ended December 31,
	2024	2023
	(in thousands)
Audit Fees(1)	$1,080	$963
Audit-Related Fees	—	—
Tax Fees(2)	66	—
All Other Fees	—	—
Total Fees	$1,146	$963

(1)
Audit Fees includes fees for the audit of our annual financial statements, quarterly review of financial statements, and services that are normally provided by the independent registered public accounting firm in connection with regulatory filings for those fiscal years. This category also includes fees for consents issued in connection with SEC filings.
(2)
Tax Fees includes fees for tax advice in connection with Section 382 of the Internal Revenue Code analysis.

All fees incurred were pre-approved by our Audit Committee.

Pre-Approval Procedures

The Audit Committee has procedures in place for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Change in Independent Registered Public Accounting Firm

On June 6, 2023, the Audit Committee dismissed Deloitte & Touche LLP as our independent registered public accounting firm.

Deloitte & Touche LLP’s audit reports on our consolidated financial statements as of and for fiscal years ended December 31, 2022, and 2021, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021, as well as the subsequent interim periods through the date of dismissal, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between Personalis and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte & Touche LLP to make reference thereto in their reports on the financial statements for such years, and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

On June 6, 2023, the Audit Committee approved the engagement of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2023. BDO USA, P.C. was formally engaged on June 9, 2023.

During the fiscal years ended December 31, 2022 and 2021, as well as the subsequent interim periods through the engagement of BDO USA, P.C., neither we nor anyone acting on our behalf has consulted with BDO regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or the effectiveness of internal control over financial reporting, and neither a written report nor oral advice was provided to us that BDO USA, P.C. concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K), or (iii) any reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

PROPOSAL 3

APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. At our 2022 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. Accordingly, unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes, the next scheduled say-on-pay vote will be at our 2026 Annual Meeting of Stockholders.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. We have designed our executive compensation program to attract, motivate, reward, and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value. The compensation of our named executive officers subject to the vote is disclosed in the Executive Compensation discussion below, the compensation tables, and the related narrative disclosure contained in this proxy statement.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation discussion below, compensation tables and narrative discussion, is hereby APPROVED.”

This vote is advisory; it is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Advisory approval of this proposal requires the vote of the holders of a majority of the shares present online or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors Recommends

a Vote “For” Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 20, 2025 (except as noted) by:

•
each director and nominee for director;
•
each of the executive officers named in the Summary Compensation Table under “Executive Compensation” below (referred to throughout this proxy statement as our named executive officers);
•
all current executive officers and directors as a group; and
•
all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers and directors as well as Schedules 13G or 13D filed with the SEC by beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 88,308,207 shares outstanding on March 20, 2025, adjusted as required by rules promulgated by the SEC.

Except as otherwise noted below, the address for persons listed in the table is c/o Personalis, Inc., 6600 Dumbarton Circle, Fremont, California 94555.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Merck & Co., Inc.(1)	14,044,943	15.9%
Tempus AI, Inc.(2)	12,718,800	14.4%
Entities affiliated with Lightspeed Venture Partners(3)	8,165,484	9.2%
ARK Investment Management LLC(4)	6,775,435	7.7%
Named Executive Officers and Directors
Christopher Hall(5)	719,694	*
Aaron Tachibana(6)	896,191	1.0%
Richard Chen, M.D., M.S.(7)	738,723	*
Olivia K. Bloom(8)	141,741	*
A. Blaine Bowman(9)	166,770	*
Karin Eastham(10)	160,770	*
Woodrow A. Myers, Jr., M.D.(11)	139,099	*
Lonnie Shoff(12)	142,191	*
Kenneth J. Widder, M.D.(13)	76,667	*
All current executive officers and directors as a group (10 persons)(14)	3,481,697	3.8%

* Represents beneficial ownership of less than 1%.

(1)
Based solely on information obtained from a Schedule 13G filed with the SEC on December 23, 2024 by Merck & Co., Inc. ("Merck") and Merck Sharp & Dohme LLC ("MSD"). Merck and MSD are the beneficial owners of 14,044,943 shares. The Schedule 13G filed by Merck and MDS provides information as of December 23, 2024 and, consequently, the beneficial ownership of Merck and MSD may have changed between December 23, 2024 and March 20, 2025. The address of Merck is 126 East Lincoln Avenue, Rahway, NJ 07065. The address of MSD is 126 East Lincoln Avenue, Rahway, NJ 07065.
(2)
Based solely on information obtained from a Schedule 13D/A filed with the SEC on August 20, 2024 by Tempus AI, Inc. (“Tempus”). The Schedule 13D/A filed by Tempus provides information as of August 20, 2024 and, consequently, the beneficial ownership of Tempus may have changed between August 20, 2024 and March 20, 2025. The address of Tempus is 600 West Chicago Avenue, Suite 510, Chicago, Illinois 60654.
(3)
Based solely on information obtained from a Schedule 13D/A filed with the SEC on June 28, 2024 on behalf of (i) Lightspeed Venture Partners VIII, L.P., a Cayman Islands exempted limited partnership (“Lightspeed VIII”), (ii) Lightspeed General Partner VIII, L.P., a Cayman Islands exempted limited partnership (“LGP VIII”), (iii) Lightspeed Ultimate General Partner VIII, Ltd., a Cayman Islands exempted company (“LUGP VIII”), (iv) Lightspeed Venture Partners Select, L.P., a Cayman Islands exempted limited partnership (“Lightspeed Select”), (v) Lightspeed General Partner Select, L.P., a Cayman Islands exempted limited partnership (“LGP Select”), (vi) Lightspeed Ultimate General Partner Select, Ltd., a Cayman Islands exempted company (“LUGP Select”), (vii) Lightspeed Venture Partners Select IV, L.P., a Cayman Islands exempted limited partnership (“Lightspeed Select IV”), (viii) Lightspeed General Partner Select IV, L.P., a Cayman Islands exempted limited partnership (“LGP Select IV”), (ix) Lightspeed Ultimate General Partner Select IV, L.L.C., a Cayman Islands limited liability company (“LUGP Select IV”), (x) Barry Eggers (“Eggers”), (xi) Ravi Mhatre (“Mhatre”), (xii) Peter Y. Nieh (“Nieh”) and (xiii) Arif Janmohamed (“Janmohamed” and, together with Lightspeed VIII, LGP VIII, LUGP VIII, Lightspeed Select, LGP Select, LUGP Select, Lightspeed Select IV, LGP Select IV, LUGP Select IV, Eggers, Mhatre, and Nieh,

the “Reporting Persons” and each, a “Reporting Person”). Consists of (i) 4,117,768 shares held by Lightspeed VIII, (ii) 1,958,726 shares held by Lightspeed Select, (iii) 2,084,240 shares held by Lightspeed Select IV, and (iv) 4,750 shares owned directly by Nieh. LUGP VIII serves as the general partner of LGP VIII, which serves as the general partner of Lightspeed VIII. Eggers, Mhatre and Nieh are directors of LUGP VIII and share voting and dispositive power over the shares held by Lightspeed VIII. LUGP Select serves as the general partner of LGP Select, which serves as the general partner of Lightspeed Select. Eggers, Mhatre and Nieh are directors of LUGP Select and share voting and dispositive power over the shares held by Lightspeed Select. LUGP Select IV is the general partner of LGP Select IV, which is the general partner of Lightspeed Select IV. Mhatre and Janmohamed serve as managers of LUGP Select IV and share voting and dispositive power over the shares held by Lightspeed Select IV. The Schedule 13D/A provides information only as of June 28, 2024 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between June 28, 2024 and March 20, 2025. The principal business address for these persons and entities is 2200 Sand Hill Road, Menlo Park, CA 94025.
(4)
Based solely on information obtained from a Schedule 13G/A filed with the SEC on February 14, 2025 by ARK Investment Management LLC (“ARK”). ARK is the beneficial owner of 6,775,435 shares and has sole voting power and sole dispositive power over 6,775,435 shares. The Schedule 13G/A filed by ARK provides information as of December 31, 2024 and, consequently, the beneficial ownership of ARK may have changed between December 31, 2024 and March 20, 2025. The address of ARK is 200 Central Avenue St. Petersburg, FL 33701.
(5)
Consists of (i) 65,598 shares held by Mr. Hall and (ii) 654,096 shares subject to options exercisable within 60 days of March 20, 2025.
(6)
Consists of (i) 162,640 shares held by Mr. Tachibana, (ii) 731,051 shares subject to options exercisable within 60 days of March 20, 2025, and (iii) 2,500 shares issuable upon the vesting and settlement of restricted stock units within 60 days of March 20, 2025.
(7)
Consists of (i) 119,617 shares held by Dr. Chen, (ii) 616,606 shares subject to options exercisable within 60 days of March 20, 2025, and (iii) 2,500 shares issuable upon the vesting and settlement of restricted stock units within 60 days of March 20, 2025.
(8)
Consists of (i) 21,015 shares held by Ms. Bloom, and (ii) 120,726 shares subject to options exercisable within 60 days of March 20, 2025.
(9)
Consists of (i) 13,506 shares held by Mr. Bowman and (ii) 153,264 shares subject to options exercisable within 60 days of March 20, 2025.
(10)
Consists of (i) 13,506 shares held by Ms. Eastham and (ii) 147,264 shares subject to options exercisable within 60 days of March 20, 2025.
(11)
Consists of (i) 26,116 shares held by Dr. Myers and (ii) 112,983 shares subject to options exercisable within 60 days of March 20, 2025.
(12)
Consists of (i) 20,627 shares held by Ms. Shoff and (ii) 121,564 shares subject to options exercisable within 60 days of March 20, 2025.
(13)
Consists of 76,667 shares subject to options exercisable within 60 days of March 20, 2025.
(14)
Consists of (i) 503,900 shares held of record by our executive officers and directors, (ii) 2,968,197 shares pursuant to options held by our executive officers and directors and exercisable within 60 days of March 20, 2025, and (iii) 9,600 shares issuable to our executive officers upon the vesting and settlement of restricted stock units within 60 days of March 20, 2025.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 20, 2025:

Name	Age	Position
Christopher Hall(1)	56	President, Chief Executive Officer, and Director
Aaron Tachibana	64	Chief Financial Officer and Chief Operating Officer
Richard Chen, M.D., M.S.	54	Executive Vice President, Research and Development, and Chief Medical Officer
Stephen Moore	53	Senior Vice President, Chief Legal Officer, and Corporate Secretary

(1)
See “Information About Our Continuing Directors” for Mr. Hall’s biography.

Aaron Tachibana. Mr. Tachibana has served as our Chief Financial Officer since March 2019 and as our Chief Operating Officer since March 2023. From December 2022 to March 2023, Mr. Tachibana served as our interim Chief Executive Officer. From August 2015 to September 2018, Mr. Tachibana served as Chief Financial Officer at Lumentum Holdings Inc., a designer and manufacturer of optical and photonic products. From November 2013 to July 2015, Mr. Tachibana served as Vice President, Finance and Corporate Controller at JDS Uniphase Corp., subsequently renamed Viavi Solutions Inc., a network test, measurement, and assurance technology company. From March 2010 to October 2013, Mr. Tachibana served as Chief Financial Officer at Pericom Semiconductor Corp., a supplier of high-performance connectivity and timing solutions. Mr. Tachibana holds a B.S. in Business Administration and Finance from San Jose State University.

Richard Chen, M.D., M.S. Dr. Chen has served as our Executive Vice President, R&D, since March 2023 and as Chief Medical Officer since July 2021. Before that, he served as our Senior Vice President, R&D from July 2021 to March 2023 and Chief Scientific Officer from November 2011 to July 2021. Since September 2011, Dr. Chen has served on the clinical faculty at Stanford University School of Medicine. In August 1997, Dr. Chen co-founded Ingenuity Systems, a genomic data software company. Dr. Chen holds a B.S. in Computer Science from Stanford University, an M.S. in Medical Informatics from Stanford University School of Medicine, and an M.D. from Stanford University School of Medicine.

Stephen Moore. Mr. Moore has served as our Senior Vice President and Chief Legal Officer since February 2024 and as our Corporate Secretary since May 2020. From April 2020 to February 2024, Mr. Moore served as our Vice President and General Counsel. From October 2014 to April 2020, Mr. Moore served as General Counsel and Corporate Secretary at Pacific Biosciences of California, Inc., a publicly traded advanced genomics company. From January 2010 to October 2014, Mr. Moore served in other roles at Pacific Biosciences of California, Inc., including Associate General Counsel and Senior Director of Commercial Legal Affairs, and Vice President, Legal Affairs. From June 2007 to December 2009, Mr. Moore served as General Counsel and Corporate Secretary at Navigenics, Inc., a consumer genomics company. From January 1999 to June 2007, Mr. Moore held various positions at Affymetrix, Inc., a microarray company, including Associate General Counsel. Mr. Moore holds a B.A. in Political Science from San Jose State University and a J.D. from University of California, Davis.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program than companies that are not smaller reporting companies, our Compensation Committee is committed to providing the information necessary to help stockholders understand our executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our 2024 compensation program for our named executive officers.

The following table shows for the years ended December 31, 2024 and 2023, the compensation awarded to or paid to, or earned by, our principal executive officer and each of our two other most highly compensated executive officers. We refer to these officers as our “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Christopher Hall	2024	587,500	522,460	423,000	3,000	1,535,960
President, Chief Executive Officer, and Director	2023	533,750	763,040	427,000	3,000	1,726,790
Aaron Tachibana	2024	526,250	229,744	252,600	3,000	1,011,594
Chief Financial Officer and Chief Operating Officer	2023	505,000	858,420	303,000	3,000	1,669,420
Richard Chen, M.D., M.S.	2024	511,250	229,744	245,400	3,000	989,394
Executive Vice President, Research and Development and Chief Medical Officer	2023	498,500	476,900	299,100	3,000	1,277,500

(1)
Amounts represent the aggregate grant date fair value of stock options granted to our named executive officers during 2023 and 2024, computed in accordance with ASC Topic 718. The grant date fair value of the stock options granted during 2024 that vest based on the achievement of performance conditions is reported based on the probable outcome of such performance conditions. The Company determined that it was probable at grant that the highest level of the performance conditions would be achieved, therefore, the amount reflected in the column for the performance-based stock options granted in 2024 represents their maximum value at the grant date. Assumptions used in the calculation of these amounts are included in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.
(2)
Amounts represent annual performance-based cash bonuses earned by our named executive officers based on the achievement of certain corporate performance objectives during 2023 and 2024. For more information regarding the 2024 performance-based cash bonuses earned by our named executive officers, see below under “Narrative to Summary Compensation Table—Annual Bonus Plan.”
(3)
Amounts represent matching contributions under our 401(k) plan during 2023 and 2024.

Narrative to Summary Compensation Table

2024 Say on Pay Results

We held a stockholder advisory vote on executive compensation in 2024, commonly referred to as a “say-on-pay vote,” which resulted in approval by approximately 96.7% of votes cast by our stockholders entitled to vote on the advisory proposal. We take the views of our stockholders seriously, and view this vote result as an indication that the principles of our executive compensation program are generally supported by our stockholders.

As such, we have continued and strengthened the performance-based nature of our compensation program. In 2022, our stockholders included their approval that we solicit a say-on-pay vote on an annual basis. Our Board of Directors has adopted a policy that is consistent with that preference and, accordingly, we are holding a say-on-pay vote at this Annual Meeting. A “say-on-frequency” vote is required every six years, and as such, our next say-on-frequency vote will be in 2028.

Executive Compensation Philosophy and Objectives

We have a pay for performance compensation philosophy and culture. We believe that compensation should be designed to incentivize management to drive company performance to increase stockholder value. The overall objectives of our executive compensation program are based on the following key principles:

•
attracting, retaining, and motivating top quality executives;
•
providing incentives that reward the achievement of performance goals; and

•
aligning the interests of executives with those of our stockholders.

Pay for Performance/At-Risk Pay

Our executive compensation program is designed to reward achievement of the specific strategic goals that we believe will advance our business strategy and create long-term value for our stockholders. Consistent with our goal of attracting, motivating, and retaining a high-caliber executive team, our executive compensation program is designed to pay for performance. We utilize compensation elements that meaningfully align our named executive officers’ interests with those of our stockholders to create long-term value. As such, a significant portion of our Chief Executive Officer’s compensation (62%) and our other named executive officers’ compensation (48%), is “at-risk”, performance-based compensation, in the form of long-term equity awards and annual cash incentives that are only earned if we achieve measurable corporate metrics, and subject to each named executive officer's continuous service as described below.

Determination of Named Executive Officer Compensation

The three principal components of our executive compensation program for our named executive officers for 2024 were base salary, annual bonus, and equity compensation. We do not have any formal policies for allocating compensation among these components. Instead, our Compensation Committee uses its best business judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term, and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. In line with our pay-for-performance philosophy, we structured a significant portion of our named executive officers’ 2024 compensation to be variable, at risk, and tied directly to our measurable performance in the form of performance-based bonuses and equity incentives which are directly linked to stock appreciation.

Our Compensation Committee reviews compensation annually for our executives. In setting executive base salaries and bonus opportunities and granting equity incentive awards, the Compensation Committee considers compensation for comparable positions in the market, role criticality, experience and ability to grow with us, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company.

The operation of our Compensation Committee is described in more detail above in the section titled, “Compensation Committee Processes and Procedures.”

The Compensation Committee uses the services of an independent compensation consultant who is retained by, and reports directly to, the Compensation Committee to provide the Compensation Committee with an additional external perspective with respect to its evaluation of relevant market and industry practices. Since 2019, the Compensation Committee has retained Aon, to assist the Compensation Committee in establishing overall compensation levels. Aon conducted analyses and provided advice on, among other things, our equity compensation policies and practices, executive compensation and severance, and compensation for our non-employee directors.

In mid-2023, the Compensation Committee engaged Aon to review and propose a peer group of companies to inform a broad perspective on competitive levels and practices for making 2024 executive compensation decisions. When selecting peers, the Compensation Committee used the following parameters:

Peer Group Criteria

•
Certain talent peers identified to Aon by Personalis’ management that reflect the competitive market for Personalis new hires and staff retention.
•
Companies from the 2023 compensation peer group identified by Personalis’ management as continuing to be relevant peers.
•
These companies were selected as part of the 2024 compensation peer group based on the following criteria:
o
public U.S.-based medical device, diagnostics, and life science tools companies with a preference for companies headquartered in the San Francisco Bay Area in California and other key biotechnology “hub” locations;
o
revenue on a trailing 12-months basis that was between $35 million and $500 million;
o
market cap that was generally up to $1.0 billion; and
o
companies with a similar headcount profile falling between 125 and 700 employees

The peer group of companies used by the Compensation Committee in making 2024 compensation decisions was comprised of the following 21 companies:

Peer Companies:
Adaptive Biotechnologies[1]	NanoString Laboratories[1]

Akoya Biosciences[1]	PhenomeX[1]
Alector	Quanterix
CareDx[1]	Sangamo Therapeutics
Castle Biosciences[1]	Seer[1]
Codexis	SomaLogic
CytomX Therapeutics	Standard BioTools
Fulgent Genetics[1]	Sutro Biopharma
Harvard Bioscience	Twist Bioscience[1]
Invitae[1]	Veracyte[1]
Mesa Laboratories

1 Included in the 2023 compensation peer group

Of the 2023 compensation peer group, Exact Sciences, Guardant Health, Myriad Genetics, Natera, NeoGenomics, and OnoCyte were removed as they were determined to be less relevant as peers due to any mixture of revenue, market cap, and talent management criteria. Berkeley Lights was acquired by IsoPlexis in March 2023 and changed its name to PhenomeX. Additions to the peer group for 2024 included Alector, Codexis, CytomX Therapeutics, Harvard Bioscience, Mesa Laboratories, Quanterix, Sangamo Therapeutics, SomaLogic, Standard BioTools and Sutro Biopharma that were more closely aligned with the Company based in the established criteria set out above.

Elements of 2024 Compensation

Base Salary

Our Compensation Committee recognizes the importance of base salary as an element of compensation that helps to attract and retain our executive officers. We provide base salary as a fixed source of cash compensation to recognize each named executive officer’s day-to-day responsibilities, which is designed to provide an appropriate and competitive base level of current cash compensation for the named executive officers. The 2024 annual base salary of Mr. Hall was approved by the Board of Directors in February 2024. The 2024 annual base salary of Mr. Tachibana and Dr. Chen were approved by the Compensation Committee in February 2024. The year-over-year change in the base salaries for Messrs. Hall and Tachibana and Dr. Chen represent merit increases.

The 2023 and 2024 base salaries were as follows:

Named Executive Officer	2023 Base Salary	2024 Base Salary	% Change
Christopher Hall	$550,000	$600,000	9.1%
Aaron Tachibana	515,000	530,000	2.9%
Richard Chen, M.D., M.S.	500,000	515,000	3.0%

Annual Bonus Plan

Our executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve pre-defined performance goals and to reward our executives for individual achievement toward these goals. The performance-based bonus each executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our Board of Directors or Compensation Committee establishes and is subject to the executive officer’s continued services through the payment date. Annually, the Compensation Committee reviews the Company’s performance and determines the actual bonus payout to be awarded to each of our eligible executive officers.

For 2024, our named executive officers were eligible to earn annual cash bonuses based on the Compensation Committee’s determination of achievement of certain preestablished Company goals recommended by the Compensation Committee and approved by our Board of Directors.

Variable cash incentives opportunities are set as a percent of salary earned based on the named executive officer’s specific role as well as internal peer comparison to reinforce the importance of teamwork to our success. We have outlined below the 2024 target bonus opportunities for each named executive officer. The year-over-year changes in the variable cash incentive opportunity for Mr. Hall represents a 12.5% increase, which increase was based on the Compensation Committee’s review of industry-wide compensation practices and trends with respect to cash incentive opportunities and its intention to keep its incentives competitive with peer group practices for similar roles. The variable cash incentive opportunity for Mr. Tachibana and Dr. Chen remained unchanged from the 2023 level.

Named Executive Officer	2023 Bonus Target (Percentage of 2023 Base Salary Earned)	2024 Bonus Target (Percentage of 2024 Base Salary Earned)
Christopher Hall	80%	90%
Aaron Tachibana	60%	60%
Richard Chen, M.D., M.S.	60%	60%

The Compensation Committee establishes the Company goals based on the annual operating plan that is approved by the Board of Directors. For 2024, our key Company goals consisted of total GAAP-based revenue versus budget (weighted at 60%), reduction of expenses versus budget (weighted at 10%), peer-reviewed publication submissions for breast cancer, lung cancer, and immunotherapy (IO) monitoring (weighted at 10%), submission for Medicare coverage in one indication by the end of the third quarter of 2024 and for two additional indications by December 31, 2024 (weighted at 10%), and entry into a CTA agreement with prescribed minimum value (weighted at 10%). Our named executive officers’ cash bonuses for 2024 are based on performance against these preestablished Company goals. The Compensation Committee believes that these objectives with respect to the 2024 incentive bonuses were challenging, but attainable at the time that they were approved. Consistent with prior years, the Compensation Committee established these 2024 Company goals to be stretch goals that are intentionally challenging such that performance at target would require significant achievements across multiple performance criteria.

Typically, the Chief Executive Officer provides an evaluation of the Company’s overall performance against the Company goals and makes a recommendation for the funding of the plan. During 2025, the Compensation Committee determined that 80% of our Company goals were achieved. Based on achievement of the Company goals in 2024, the 2024 annual bonuses earned by the named executive officers were as follows:

Named Executive Officer	2024 Bonus Target	2024 Company Goal Achievement	2024 Actual Bonus(1)
Christopher Hall	90%	80%	$423,000
Aaron Tachibana	60%	80%	252,600
Richard Chen, M.D., M.S.	60%	80%	245,400

(1)
The “2024 Actual Bonus” for each named executive officer equals the named executive officer’s “2024 Bonus Target” times his salary earned for 2024 times the “2024 Company Goal Achievement”.

Equity Compensation

In establishing the equity grant ranges, the Compensation Committee considered the market trends for annual equity grants, the mix of equity vehicles with the market assessment as well as the retention holdings for the named executive officers. The annual grant ranges established were based on annual equity value and ownership percentage, consistent with our total compensation approach, our pay for performance culture as well as the retention value of the outstanding awards and management of dilution to stockholders. Our management used this data in 2024, as one input into making recommendations to the Compensation Committee for annual equity grants the value of which would be delivered in the form of a mix of service-based and performance-based stock options for our executive officers, as described in more detail below.

The Compensation Committee uses equity awards to manage risk and retention while motivating leaders to deliver strong operating performance to improve the share price for stockholders. We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain, and motivate executive officers, and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executive officers generally are awarded an initial new hire grant upon commencement of employment, as well as annual grants.

We currently grant all equity awards pursuant to the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) or our 2020 Inducement Plan (the “2020 Plan”). All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of grant, and service-based options generally vest 25% after one year from the vesting commencement date and on a monthly basis thereafter over 36 months for the initial new hire grant and on a monthly basis over 36 or 48 months for annual grants, subject to continued service with us through each vesting date. All options have a maximum term of up to 10 years from the date of grant, subject to earlier expiration following the cessation of an executive officer’s continuous service with us. Options generally remain exercisable for three months following an executive officer’s termination, except in the event of a termination for cause or due to disability or death. Service-based restricted stock units generally vest on an annual basis over four years for the initial new hire grant and on a semi-annual basis over three or four years for annual grants, subject to continued service with us through each vesting date. Option and restricted stock unit vesting is subject to acceleration as described below under “—Potential Payments upon Termination or Change in Control” and “—Equity Compensation Plans.”

As part of its annual review of our executive compensation program for 2024, and after taking into consideration the factors described above and the ongoing market and governance trends, the Compensation Committee decided to issue a portion of the annual award tied to preestablished company performance goals to further align pay and performance. The Compensation Committee (and the Board of Directors with respect to Mr. Hall) granted the 2024 annual equity awards to our named executive officers as a combination of service-based and performance-based stock under our 2019 Plan in February 2024, with the service-based stock option representing 80% of the annual award and the performance-based stock option representing the remaining 20% of the annual award.

The service-based stock options granted to our named executive officers in February 2024 vest in a series of 36 successive equal monthly installments following the vesting commencement date (which was March 15, 2024), subject to the named executive officer’s continued service through each applicable vesting date. The performance-based stock options granted to our named executive officers vest between

0% and 100% of the total number of shares subject to the stock option upon the achievement of certain specified reimbursement milestones on or before December 31, 2025 (as certified by the Compensation Committee or the Board of Directors), subject to the named executive officer’s continued service as of each such vesting date.

The table below shows the number of shares subject to the service-based and performance-based stock options granted to our named executive officers in 2024.

Named Executive Officer	Service-Based Stock Option (# of Shares)	Performance-Based Stock Option (# of Shares)
Christopher Hall	400,000	100,000
Aaron Tachibana	175,000	45,000
Richard Chen, M.D., M.S.	175,000	45,000

Employment Terms

We have entered into employment agreements or offer letters with each of our named executive officers. Descriptions of such arrangements with our named executive officers are included under the caption “—Employment Arrangements” below.

Compensation Recoupment and Forfeiture Policy

On November 1, 2023, the Compensation Committee adopted an Incentive Compensation Recoupment Policy designed to comply with Section 10D of the Exchange Act and the Nasdaq listing Rule 5608. A copy of this policy has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025.

Outstanding Equity Awards at December 31, 2024

The following table shows certain information regarding outstanding equity awards at December 31, 2024 for the named executive officers.

	Option Awards								Stock Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Christopher Hall	10/31/2022	10/31/2022	(2)						112,500	650,250
	10/31/2022	10/31/2022	(3)	148,958	126,042		2.67	10/31/2032
	3/15/2023	3/15/2023	(4)	233,333	166,667		2.76	3/15/2033
	3/15/2024	3/15/2024	(4)	100,000	300,000		1.61	3/15/2034
	3/15/2024					100,000(9)	1.61	3/15/2034
Aaron Tachibana	3/13/2019	3/12/2019	(8)	212,500	—		9.16	3/13/2029
	12/1/2020	3/16/2023	(8)	30,000	—		28.17	12/1/2030
	5/15/2021	5/15/2021	(5)	35,833	4,167		19.74	5/15/2031
	5/15/2021	5/15/2021	(6)						2,500	14,450
	7/27/2021	7/27/2021	(6)						2,500	14,450
	7/27/2021	7/27/2021	(5)	10,677	1,823		20.40	7/27/2031
	8/15/2022	5/15/2022	(7)	25,738	4,152		5.32	8/15/2032
	3/15/2023	3/15/2023	(4)	262,500	187,500		2.76	3/15/2033
	3/15/2024	3/15/2024	(4)	43,750	131,250		1.61	3/15/2034
	3/15/2024					45,000(9)	1.61	3/15/2034
Richard Chen, M.D., M.S.	5/24/2017	5/1/2017	(8)	100,000	—		2.44	5/24/2027
	4/25/2018	5/1/2018	(8)	37,500	—		3.80	4/25/2028
	12/14/2018	12/14/2018	(8)	62,500	—		7.32	12/14/2028
	3/16/2020	3/16/2020	(8)	37,500	—		4.75	3/16/2030
	12/1/2020	3/16/2023	(8)	30,000	—		28.17	12/1/2030
	5/15/2021	5/15/2021	(7)	40,312	4,688		19.74	5/15/2031
	5/15/2021	5/15/2021	(6)						2,500	14,450
	7/27/2021	7/27/2021	(6)						2,500	14,450
	7/27/2021	7/27/2021	(5)	10,677	1,823		20.40	7/27/2031
	8/15/2022	5/15/2022	(7)	25,738	4,152		5.32	8/15/2032
	3/15/2023	3/15/2023	(4)	145,833	104,167		2.76	3/15/2033
	3/15/2024	3/15/2024	(4)	43,750	131,250		1.61	3/15/2034
	3/15/2024					45,000(9)	1.61	3/15/2034

(1)
The market value is based on the closing price of our common stock as of December 31, 2024 of $5.78 per share.
(2)
The shares subject to the restricted stock unit award vest in a series of 4 equal annual installments measured from the grant date, subject to continuous service as of each such vesting date.
(3)
25% of the shares subject to the option vest one year from the grant date, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continuous service as of each such vesting date.
(4)
The shares subject to the option vest in 36 equal monthly installments measured from the grant date, subject to continuous service as of each such vesting date.
(5)
The shares subject to the option vest in 48 equal monthly installments measured from the grant date, subject to continuous service as of each such vesting date.
(6)
The shares subject to the restricted stock unit award vest in 8 equal semiannual installments measured from the grant date, subject to continuous service as of each such vesting date.
(7)
The shares subject to the option vest in 36 equal monthly installments measured from the vesting commencement date, subject to continuous service as of each such vesting date.
(8)
Fully vested as of December 31, 2024.
(9)
The performance-based stock option vests between 0% and 100% of the total number of shares subject to the option upon achievement of certain specified reimbursement milestones on or before December 31, 2025 (as certified by the Compensation Committee or the Board of Directors), subject to continuous service as of each such vesting date.

Employment Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, annual target bonus, and severance benefits upon a qualifying termination of employment or change in control of our Company. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard form of proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below under the heading “- Potential Payments upon Termination or Change in Control.”

Christopher Hall

We entered into an initial offer letter with Mr. Hall, dated September 30, 2022, which set forth the initial terms and conditions of his employment with us, including serving as our SVP and Head, Diagnostics Business. In March 2023, we entered into an amended and restated offer letter with Mr. Hall, dated March 7, 2023, in connection with his promotion to Chief Executive Officer. Mr. Hall is eligible to participate in our annual bonus plan, as adopted by the Board of Directors. Mr. Hall’s employment is at will and may be terminated at any time, with or without cause.

Aaron Tachibana

We entered into an initial offer letter with Mr. Tachibana, dated March 10, 2019, which set forth the initial terms and conditions of his employment with us, including serving as our Chief Financial Officer. In June 2019, we entered into an employment agreement with Mr. Tachibana, which replaced and superseded Mr. Tachibana’s initial offer letter. In March 2023, we entered into an amendment to Mr. Tachibana’s employment agreement, dated March 7, 2023, in connection with his appointment as our Chief Operating Officer and continuing his role as Chief Financial Officer. Mr. Tachibana is eligible to participate in our annual bonus plan, as adopted by our Board of Directors. Mr. Tachibana’s employment is at will and may be terminated at any time, with or without cause.

Richard Chen, M.D., M.S.

We entered into an initial offer letter with Dr. Chen, dated November 23, 2011, which set forth the initial terms and conditions of his employment with us, including serving as our Chief Scientific Officer. In June 2019, we entered into an employment agreement with Dr. Chen, which replaced and superseded Dr. Chen’s initial offer letter. In March 2023, we entered into an amendment to Dr. Chen’s employment agreement, dated March 7, 2023, in connection with his appointment as our Executive Vice President, R&D, and continuing his role as Chief Medical Officer. Dr. Chen is eligible to participate in our annual bonus plan, as adopted by our Board of Directors. Dr. Chen’s employment is at will and may be terminated at any time, with or without cause.

Potential Payments upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation.

We have entered into an agreement with each of our named executive officers with respect to potential payments and benefits due upon certain terminations of employment or a change in control. In September 2023, the Compensation Committee approved an amendment and restatement of the terms of the executive severance agreements for Messrs. Hall and Tachibana and Dr. Chen, each dated September 25, 2023 (each an “A&R Executive Severance Agreement,” and, collectively, the “A&R Executive Severance Agreements”).

Christopher Hall

The provisions of the A&R Executive Severance Agreement with Mr. Hall provide that, among other things:

•
In the event that we terminate Mr. Hall’s employment without “cause” (and other than as a result of his death or disability) or he resigns for “good reason” (each, a “separation from service”, as further defined in the A&R Executive Severance Agreement), other than within 12 months after a “change in control” (as defined in the A&R Executive Severance Agreement), Mr. Hall will be entitled to a cash severance payment equal to 12 months of his then-current base salary and payment of COBRA health insurance premiums for himself and his eligible dependents for a period of up to 12 months.
•
In the event that there is a separation from service that is within 12 months after a “change in control”, Mr. Hall will be entitled to a cash severance payment equal to 12 months of his then current base salary (disregarding any decreases that constitute grounds for “good reason”), his then current target annual bonus, payment of COBRA premiums for himself and his eligible dependents for a period of up to 12 months, and all unvested outstanding equity awards will fully vest (except that performance awards will vest at target levels).

The above severance benefits are subject to Mr. Hall timely executing and not revoking a general release of claims in favor of the Company.

Aaron Tachibana

The amended provisions of the A&R Executive Severance Agreement with Mr. Tachibana provide that, among other things:

•
In the event that we terminate Mr. Tachibana’s employment without “cause” (and other than as a result of his death or disability) or he resigns for “good reason” (each, a “separation from service”, as further defined in the A&R Executive Severance Agreement) other than within 12 months after a “change in control” (as defined in the A&R Executive Severance Agreement), Mr. Tachibana will be entitled to a cash severance payment equal to nine months of his then-current base salary and payment of COBRA health premiums for himself and his eligible dependents for a period of up to nine months.

•
In the event that there is a separation from service that is within 12 months after a “change in control”, Mr. Tachibana will be entitled to a cash severance payment equal to 12 months of his then-current base salary (disregarding any decreases that constitute grounds for “good reason”), his then-current target annual bonus, payment of COBRA health premiums for himself and his eligible dependents for a period up to 12 months, and all unvested outstanding equity awards will fully vest (except that any performance awards will vest at target levels).

The above severance benefits are subject to Mr. Tachibana timely executing and not revoking a general release of claims in favor of the Company.

Richard Chen, M.D., M.S.

The provisions of the A&R Executive Severance Agreement with Dr. Chen provide that, among other things:

•
In the event that we terminate Dr. Chen’s employment without “cause” (and other than as a result of his death or disability) or he resigns for “good reason” (each, a “separation from service”, as further defined in the A&R Executive Severance Agreement) other than within 12 months after a “change in control” (as defined in the A&R Executive Severance Agreement), Dr. Chen will be entitled to a cash severance payment equal to nine months of his then-current base salary and payment of COBRA health premiums for himself and his eligible dependents for a period of up to nine months.
•
In the event that there is a separation from service that is within 12 months after a “change in control”, Dr. Chen will be entitled to a cash severance payment equal to 12 months of his then current base salary (disregarding any decreases that constitute grounds for “good reason”), his then-current target annual bonus, payment of COBRA health premiums for himself and his eligible dependents for a period of up to 12 months, and all unvested outstanding equity awards will fully vest (except that any performance awards will vest at target levels).

The above severance benefits are subject to Dr. Chen timely executing and not revoking a general release of claims in favor of the Company.

Other Compensation and Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, and accidental death and dismemberment insurance for all of our employees, including our named executive officers.

Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during the fiscal year ended December 31, 2024. Our Board of Directors may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits under the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. Our named executive officers are eligible to participate in the 401(k) plan. We have the ability to make matching and discretionary contributions to the 401(k) plan. Beginning in 2020, we began making matching contributions to the 401(k) plan up to $1,000 per participating employee, and increased such contributions to $3,000 in 2022. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Our named executive officers participated in our 401(k) plan and, during fiscal 2024, Messrs. Hall and Tachibana and Dr. Chen each received a matching contribution in the amount of $3,000.

Perquisites and Other Personal Benefits

We do not provide perquisites or other personal benefits to our named executive officers.

No Tax Gross-Ups

In 2023 and 2024, we did not make gross-up payments to cover our named executive officers’ personal income taxes that pertained to any of the compensation paid or provided by the Company.

Equity Compensation Plans

See our registration statement on Form S-1 that we filed with the SEC on May 23, 2019 for a description of the 2011 Plan, our amendment no. 1 to Form S-1 registration statement that we filed with the SEC on June 7, 2019 for a description of the 2019 Plan and ESPP.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation actually paid to our principal executive officers (“PEOs”) and Non-PEO named executive officers (“NEOs”) and the Company’s performance for the fiscal years listed below. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.” The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For additional information about our pay for performance compensation philosophy and how the Company seeks to align executive compensation with the Company’s performance, refer to the section above titled “Executive Compensation.”

Year	Summary Compensation Table Total for First PEO(1)(2) ($)	Summary Compensation Table Total for Second PEO(1)(2) ($)	Summary Compensation Table Total for Third PEO(1)(2) ($)	Compensation Actually Paid to First PEO(1)(3)(4) ($)	Compensation Actually Paid to Second PEO(1)(3)(4) ($)	Compensation Actually Paid to Third PEO(1)(3)(4) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(5) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)(4) ($)	Value of Initial Fixed $100 Investment based on:(6) TSR ($)	Net Income ($ Millions)(7)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(h)
2024	—	1,535,960	—	—	4,408,302	—	1,000,494	2,135,993	40.50	(81.3)
2023	—	1,726,790	1,669,420	—	1,398,493	1,397,716	975,890	887,162	14.72	(108.3)
2022	5,615,508	—	676,010	(2,299,252)	—	(2,207,843)	951,541	(344,726)	13.88	(113.3)

(1)
John West (sometimes referred to as “First PEO”) was our former Chief Executive Officer for 2022 and retired, effective December 31, 2022. Christopher Hall (sometimes referred to as “Second PEO”) commenced employment with us on October 31, 2022, and was appointed as our President, effective December 31, 2022. On March 2, 2023, he was appointed as our Chief Executive Officer, in addition to his role as our President. All compensation disclosed for Mr. Hall for 2022 was paid to him in his role as SVP and Head, Diagnostics Business. Aaron Tachibana (sometimes referred to as “Third PEO”) served as our Interim Chief Executive Officer from December 31, 2022 through March 2, 2023. Compensation disclosed for Mr. Tachibana between December 31, 2022 and March 2, 2023 was paid to him in his role as Interim Chief Executive Officer. On March 2, 2023, Mr. Tachibana was appointed as our Chief Operating Officer, in addition to his role as our Chief Financial Officer, and all compensation disclosed for him after March 2, 2023 was paid to him in his roles as Chief Financial Officer and Chief Operating Officer. All compensation disclosed for Mr. Tachibana for 2022 was paid to him in his role as Chief Financial Officer. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2022	2023	2024
Christopher Hall	Richard Chen	Aaron Tachibana
Richard Chen	Stephen Moore	Richard Chen

(2)
The dollar amounts reported in each column (b) are the amounts of total compensation reported for our PEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the section titled “Executive Compensation—Summary Compensation Table” in this proxy statement and, with respect to 2022 only, in last year’s proxy statement.
(3)
The dollar amounts reported in each column (c) and (e) represent the amount of “compensation actually paid” to each PEO and the average amount of “compensation actually paid” to our non-PEO NEOs, respectively, and have been calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect compensation actually earned, realized, or received by the NEOs. These amounts reflect the amounts reported in the “Total” column of the Summary Compensation Table in each applicable year with certain adjustments as described in footnote 4 below.
(4)
The dollar amounts reported in each column (c) and (e) represent the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below for 2024. Equity values are calculated in accordance with ASC Topic 718. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the “Stock Awards” and “Option Awards” columns set forth in the Summary Compensation Table in each applicable year.

Year	Summary Compensation Table Total for Second PEO ($)	Exclusion of Stock Awards and Option Awards for Second PEO ($)	Inclusion of Equity Values for Second PEO ($)	Compensation Actually Paid to Second PEO ($)
2024	1,535,960	(522,460)	3,394,802	4,408,302

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,000,494	(229,744)	1,365,243	2,135,993

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Second PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Second PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Second PEO ($)	Total - Inclusion of Equity Values for Second PEO ($)
2024	1,491,885	1,328,185	260,952	313,779	—	3,394,802

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	652,700	497,023	114,167	101,353	—	1,365,243

(5)
The dollar amounts reported in column (d) represent the average of the amounts reported for the non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year.
(6)
Assumes $100 was invested in the Company for the period starting December 31, 2021, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.
(7)
The amounts reported represent net loss as reflected in the Company’s audited financial statements for the applicable year.

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between compensation actually paid to each of our PEOs, the average of compensation actually paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between compensation actually paid to each of our PEOs, the average of compensation actually paid to our Non-PEO NEOs, and our net income (loss) during the three most recently completed fiscal years.

The information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, the Company grants stock options to its employees, including the named executive officers. Historically, the Company has granted new-hire option awards to employees with a title at or below the level of vice president in the month of the employee’s start date or in the following month, with such grants effective as of the 15th day of the month in which the grant was approved if the grant was approved prior to the 15th day of the month and effective as of the 15th day of the month following the month in which the grant was approved if the grant was approved after the 15th day of the month, in each case so long as the new hire is still in service to the Company as of the date of grant. New-hire option awards to employees with a title above the level of vice president, including our named executive officers, are typically granted on the employee’s start date or as soon as reasonably practicable thereafter, so long as the new hire is still in service to the Company as of the date of grant. All annual refresh employee option grants historically are effective on the 15th of the month following the month of approval, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee or the Company’s Equity Grant Award Committee occurring in such quarter. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the close of business on the date of each annual meeting of the Company’s stockholders, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Non-Employee Director Compensation Policy” below. New hire grants to employees with a title at or below the level of vice president and grants pursuant to the Non-Employee Director Compensation Policy are made on predetermined grant dates pursuant to the Charter of the Company’s Equity Grant Award Committee and the Non-Employee Director Compensation Policy, respectively, regardless of whether there is any material nonpublic information (“MNPI”) about the Company on such dates, and such grant dates are not specifically timed in relation to the Company’s disclosure of MNPI. With respect to grants to our employees with a title above the level of vice president, including our named executive officers, and annual grants to our employees, because the Compensation Committee and the Company's Equity Grant Award Committee have a practice of generally granting stock options at a specified point in time depending on the nature of the grant, as detailed above, the Compensation Committee and the Company's Equity Grant Award Committee generally do not take MNPI into account when determining the timing of awards and do not seek to time the award of stock options in relation to the Company's public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2024

The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted- average exercise price of outstanding options and rights (b)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	8,390,702	(2)	$5.21	4,638,171	(3)
Equity compensation plans not approved by stockholders	922,000	(4)	3.42	189,655
Total	9,312,702		$7.40	4,827,826

(1)
Excludes restricted stock unit awards, which have no exercise price.
(2)
Consists of outstanding awards under the 2011 Plan and the 2019 Plan. Excludes purchase rights accruing under the ESPP. Each offering under our ESPP consists of one six-month purchase period and eligible employees may purchase shares of our common stock at a price equal to 85% of the fair market value of our common stock on the first or last day of the offering period, whichever is lower.
(3)
As of December 31, 2024, 4,638,110 shares of common stock remained available for future issuance under the 2019 Plan, and 61 shares of common stock remained available for future issuance under the ESPP. The number of shares remaining available for future issuance under the 2019 Plan automatically increases on January 1st of each year, through and including January 1, 2029, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares as determined by the Board of Directors prior to the beginning of each year. On January 1, 2025, the number of shares available for issuance under the 2019 Plan automatically increased by 4,258,557 shares. The number of shares remaining available for future issuance under the ESPP automatically increases on January 1st of each year through and including January 1, 2029, in an amount equal to the least of (i) 1% of the total number of shares of common stock outstanding on such December 31, (ii) 500,000 shares of common stock, or (iii) a number of shares as determined by the Board of Directors prior to the beginning of each year. On January 1, 2025, the number of shares available for issuance under the ESPP automatically increased by 500,000 shares.
(4)
Consists of outstanding awards under the 2020 Plan.

DIRECTOR COMPENSATION

The following table shows for the year ended December 31, 2024 certain information with respect to the compensation of our non-employee directors:

Director Compensation for 2024

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	Stock Awards(2)	Total
Olivia K. Bloom	$64,677	$45,810	$—	$110,487
A. Blaine Bowman	65,000	45,810	—	110,810
Karin Eastham	120,000	45,810	—	165,810
Woodrow Myers, Jr., M.D.	52,500	45,810	—	98,310
Lonnie Shoff	47,500	45,810	—	93,310
Kenneth J. Widder, M.D.(5)	45,000	45,810	—	90,810

(1)
Amounts represent the aggregate grant date fair value of stock options granted to our non-employee directors during 2024, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.
(2)
The aggregate number of shares outstanding under all options and stock awards held by our non-employee directors as of December 31, 2024 are set forth in the table below.

The following table lists the aggregate number of shares with respect to the equity awards held by each of our non-employee directors as of December 31, 2024:

Name	Number of Shares Underlying Option Awards	Number of Shares of Stock or Units
Olivia K. Bloom	120,726	3,415
A. Blaine Bowman	153,264	—
Karin Eastham	147,264	—
Woodrow Myers, Jr., M.D.	112,983	—
Lonnie Shoff	137,345	10,313
Kenneth J. Widder, M.D.	130,000	—

The table above does not include Mr. Hall because he did not receive any additional compensation for services provided as a director.

Non-Employee Director Compensation Policy

We have adopted a non-employee director compensation policy, pursuant to which our non-employee directors will be eligible to receive cash compensation and equity awards for service on our Board of Directors and committees of our Board of Directors. Our non-employee director compensation policy was most recently amended in February 2024 (the “ Amended Policy”). Except as indicated below, the terms of the Amended Policy are the same as the terms of our non-employee director compensation policy that was in effect immediately prior to the effectiveness of the Amended Policy (such prior policy, the “Prior Policy”).

Under our Amended Policy, each non-employee director receives an annual cash retainer of $40,000 for serving on our Board of Directors. The Lead Independent Director, as applicable, is entitled to a cash retainer of $60,000 in lieu of the annual retainer received by other non-employee directors for serving as our Lead Independent Director.

The Chair of the Board, as applicable, is entitled to a cash retainer of $100,000 in lieu of the annual retainer received by other non-employee directors for serving as our Chair.

The Chair and members of the three committees of our Board of Directors are entitled to the following additional annual cash retainers:

Board Committee	Chair Fee*	Member Fee
Audit Committee	$20,000	$10,000
Compensation Committee	15,000	7,500
Nominating and Corporate Governance Committee	10,000	5,000

* Cash retainer for the Chair is in lieu of the annual member fee.

All annual cash compensation amounts are payable in equal quarterly installments in arrears no later than 30 days following the end of each fiscal quarter in which the service occurred, prorated for any partial quarter of service.

Under our Amended Policy, newly appointed or elected non-employee directors will automatically receive a nonstatutory stock option to purchase 80,000 shares of our common stock. Each initial equity award will vest in a series of three successive equal annual installments over the three-year period measured from the date of grant, such that the shares will be fully vested on the third anniversary of the date of grant, subject to the director’s continuous service (as defined in the 2019 Plan) on the Board of Directors through each such date.

At the close of business on the date of each annual meeting of our stockholders, each non-employee director continuing in office will automatically receive a nonstatutory stock option to purchase 50,000 shares of our common stock (which, in the case of the Prior Policy, was 40,000 shares of our common stock). Each annual equity award will vest upon the earlier of the one (1) year anniversary of the grant date or the day prior to our next annual meeting occurring after the grant date, subject to the director’s continuous service on the Board of Directors through each such date.

In addition, in the event of a change in control (as defined in the 2019 Plan) of the Company, the shares underlying such grants will vest and become exercisable immediately prior to the effectiveness of such change in control, subject to the applicable non-employee director remaining in continuous service through such time.

The exercise price per share of each stock option granted under the Amended Policy will be equal to 100% of the Fair Market Value (as defined in the 2019 Plan) of a share of our common stock on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us or a corporate transaction, each as provided under the 2019 Plan, except that the post-termination exercise period for each stock option granted pursuant to the Amended Policy shall equal the lesser of (i) 36 months from the date of termination of the non-employee director’s continuous service for any reason other than removal with cause by a vote of the stockholders in accordance with our Bylaws and (ii) the remaining period of the applicable stock option’s ten-year term.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Related Person Transactions Policy

In connection with our initial public offering, we adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, and approval or ratification of “related person transactions.” Our policy was most recently amended and restated on August 2, 2023. For purposes of our policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants involving an amount that exceeds $120,000 or, if the Company is then a “smaller reporting company,” the lesser of $120,000 and one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or holder of 5% or more of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, each director and executive officer must identify, and we will request each significant stockholder to identify, any related person transaction involving such director or executive officer or his or her affiliates and immediate family members and must seek approval from the Audit Committee before he or she or, with respect to immediate family members or any of their affiliates, before they, may engage in the transaction. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. In considering related person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products, and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Transactions With or Involving Related Persons

The following is a summary of transactions since January 1, 2023 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation".

Agreements with Tempus

Tempus Commercialization Agreement

In November 2023, we entered into a Commercialization and Reference Laboratory Agreement (the “Tempus Agreement”) with Tempus pursuant to which Tempus markets our NeXT Personal Dx test in the United States. We perform tests ordered by patients through Tempus and we bill the patients or payors. We compensate Tempus for orders obtained and results delivered on a per-test basis. The term of the Tempus Agreement is five years, which may be extended for successive one-year terms. Either party may terminate the Tempus Agreement for convenience upon 30 months' prior written notice.

Under the Tempus Agreement, we conducted development activities to analytically validate NeXT Personal Dx in three indications: breast cancer, lung cancer and immuno-oncology monitoring. In consideration of our performance of such development activities, Tempus agreed to pay us fees of $12.0 million, consisting of an activation fee of $3.0 million, a first milestone fee of $3.0 million (upon achievement of one clinical validation), and a second milestone fee payable in six quarterly installments totaling $6.0 million (upon achievement of the two remaining clinical validations). If we did not achieve the second milestone by June 2024, Tempus would have been permitted to withhold installment payments and Tempus would have had the right to terminate the Tempus Agreement or convert it to a non-exclusive arrangement. We have achieved all three clinical validations, thus both milestones have been met.

Additionally, we and Tempus are performing co-promotion activities and we are compensating Tempus for promotional and commercialization services through the end of 2026 in an amount up to $9.6 million.

The Tempus Agreement also granted Tempus access to initial and longitudinal genomic data derived from performance of our tests and Tempus has the right to use such data. If Tempus licenses such data to a third party and Tempus recognizes revenue from such license, Tempus will pay us a percentage of its gross revenues attributable to such license that is in the range of 10 to 20 percent. Such revenue share shall be payable during the term of the Tempus Agreement and for 10 years thereafter.

As partial consideration of Tempus' obligations to us under the Tempus Agreement, we issued warrants to Tempus. See “Tempus Warrants” section below.

Tempus Warrants

As partial consideration of Tempus’ obligations to us under the Tempus Agreement, in November 2023, we issued to Tempus (1) a warrant to purchase up to 4,609,400 shares of our common stock at an exercise price per share of $1.50, with an expiration date of December 31, 2024 (the “First Warrant”), and (2) a warrant to purchase up to 4,609,400 shares of our common stock at an exercise price per share of $2.50, with an expiration date of December 31, 2025 (together with the First Warrant, the “Tempus Warrants”). The Tempus Warrants were exercisable for cash at any time prior to the applicable expiration date, may have been net exercised in certain circumstances, and were automatically net exercisable in connection with a change of control of us if the value ascribed to the consideration to be paid for one share of our common stock exceeded the applicable exercise price.

As a result of the issuance of the Tempus Warrants, Tempus became the beneficial owner of approximately 15.8% of our common stock as of immediately following the issuance of the Tempus Warrants, calculated in accordance with applicable SEC rules.

In August 2024, concurrently with the execution of the Tempus Investment Agreement (described below), Tempus exercised in full the Tempus Warrants to purchase 9,218,800 shares of our common stock for $18.4 million in cash, at an average exercise price of $2.00 per share.

Investment Agreement with Tempus

In August 2024, we entered into an investment agreement (the "Tempus Investment Agreement") with Tempus under which we issued and sold 3,500,000 shares of our common stock at a price per share of $5.07, representing the last reported closing price of our common stock on the Nasdaq on August 15, 2024. We received $17.7 million of cash from the sale of the shares. Immediately following the closing under the Tempus Investment Agreement, Tempus was the beneficial owner of approximately 19.3% of our common stock.

Investment Agreement with Merck

In December 2024, we entered into an investment agreement (the "Merck Investment Agreement") with Merck Sharp & Dohme LLC (“Merck”) under which we issued and sold 14,044,943 shares of our common stock at a price per share of $3.56, representing the last reported closing price of our common stock on the Nasdaq on December 18, 2024. We received $50.0 million of cash from the sale of the shares. Pursuant to the terms of the Merck Investment Agreement, we agreed to reserve $10.0 million of the proceeds to open an ISO-certified laboratory in a region outside of the United States, with such region mutually agreed upon by us and Merck.

Before Merck became a related party in December 2024, we entered into a Master Service Agreement (the “Master Agreement”) with Merck in June 2017, as amended from time to time, for the performance of DNA and RNA sequencing analysis and data interpretation services, as well as synthesis and/or analysis of chemical compounds, genetic material and related samples for preclinical research purposes. In February 2024, we entered into an amendment to the Master Agreement whereby Merck engaged us to provide clinical laboratory services in connection with Merck's clinical studies.

After Merck became a related party in December 2024, we invoiced Merck for $2.0 million for genomic testing services, pursuant to the terms of the Master Agreement.

Indemnification Agreements

We have entered into separate indemnification agreements with our directors, officers and certain other members of senior management in addition to the indemnification provided for in our Bylaws. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in connection with any action, proceeding, or investigation. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors, officers and certain other members of senior management.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Personalis stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, notify our Corporate Secretary at 1-650-752-1300 or send a written request to: Corporate Secretary at Personalis, 6600 Dumbarton Circle, Fremont, California 94555. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Karin Eastham
Karin Eastham
Chair of the Board of Directors

April 3, 2025

A copy of our Annual Report to the SEC on Form 10-K for the year ended December 31, 2024 is available without charge upon written request to: Corporate Secretary, Personalis, Inc., 6600 Dumbarton Circle, Fremont, California 94555.

Personalis®

PERSONALIS, INC.
6600 DUMBARTON CIRCLE
FREMONT, CA 94555

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 15, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 15, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V67027-P23100

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PERSONALIS, INC.

The Board of Directors recommends you vote FOR each of the following Class III nominees:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. A. Blaine Bowman	☐	☐
1b. Karin Eastham	☐	☐

The Board of Directors recommends you vote FOR Proposals Nos. 2 and 3.

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V67028-P23100

PERSONALIS, INC.
Annual Meeting of Stockholders
May 16, 2025 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Christopher Hall and Stephen Moore, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Personalis, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on May 16, 2025 at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/PSNL2025, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, and, with respect to such other business as may properly come before the meeting or any adjournments or postponements thereof, as said proxies deem advisable.

Continued and to be signed on reverse side.